Exhibit 99.01
News Release

MEDIA CONTACT:	INVESTOR CONTACT:
Nicole Kenyon	Helyn Corcos
Symantec Corp.	Symantec Corp.
650-527-5547	650-527-5523
nicole_kenyon@Symantec.com	Hcorcos@symantec.com
Symantec Reports Second Quarter Fiscal 2011 Results
•	GAAP Revenue of $1.480 billion

•	Non-GAAP Operating Margin of 25.1 percent

•	Non-GAAP Earnings Per Share of $0.34

•	GAAP Deferred Revenue of $3.104 billion

•	Cash Flow from Operations of $310 million
MOUNTAIN VIEW, Calif. — Oct. 27, 2010 — Symantec Corp. (Nasdaq:SYMC) today reported the results of its second quarter of fiscal year 2011, ended Oct. 1, 2010. GAAP revenue for the fiscal second quarter was $1.480 billion, up 2 percent year-over-year after adjusting for currency.
“I am pleased with the execution in the quarter, in particular the strong performance in backup and archiving and continued momentum in hosted services and data loss prevention. In addition, we saw growth in the public sector, driven by strength across all product lines in both the civilian and defense agencies,” said Enrique Salem, president and chief executive officer, Symantec. “We’re making good progress integrating the VeriSign security business, PGP and GuardianEdge into the Symantec portfolio and all three acquisitions performed better than expected in the quarter.”
“In the September quarter, we delivered better than expected results on all of our key financial metrics. Our enterprise business closed the quarter on a strong note, generating greater than expected revenue and deferred revenue,” said James Beer, executive vice president and chief financial officer, Symantec. “We also generated another quarter of excellent cash flow from operations, up 37 percent year-over-year, for a total of $1.74 billion over the last twelve months.”
GAAP Results: GAAP operating margin for the second quarter of fiscal year 2011 was 14.7 percent. GAAP net income for the fiscal second quarter was $136 million compared with net income of $155 million for the same quarter last year. GAAP diluted earnings per share were $0.17 compared with $0.19 for the same quarter last year.
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Symantec Reports Second Quarter Fiscal 2011 Results

GAAP deferred revenue as of Oct. 1, 2010, was $3.104 billion compared with $2.905 billion as of Oct. 2, 2009, up 7 percent on an actual and currency-adjusted basis. Cash flow from operating activities for the second quarter of fiscal year 2011 was $310 million. Symantec ended the quarter with cash, cash equivalents and short-term investments of $2.264 billion.
Non-GAAP Results: Non-GAAP operating margin for the second quarter of fiscal year 2011 was 25.1 percent. Non-GAAP net income for the second quarter was $266 million compared with $295 million for the year-ago period. Non-GAAP diluted earnings per share were $0.34 compared with earnings per share of $0.36 for the year-ago quarter.
As previously announced, Symantec is no longer reporting revenue and deferred revenue on a non-GAAP basis. For a detailed reconciliation of our GAAP to non-GAAP results, please refer to the attached consolidated financial statements.
During the second quarter of fiscal year 2011, Symantec repurchased approximately 17 million shares for $225 million at an average price of $13.16. Symantec has $322 million remaining in the current board authorized stock repurchase plan.
Business Segment and Geographic Highlights
For the September quarter, Symantec’s Consumer segment represented 32 percent of total revenue. During the quarter, Symantec made a one-time reduction to Consumer segment revenue of approximately $10 million resulting from certain consumers not receiving their subscription entitlements on a timely basis. Excluding this adjustment, Symantec’s Consumer segment revenue increased 3 percent year-over-year (increased 5 percent after adjusting for currency).
For the quarter, Symantec’s Security and Compliance segment represented 24 percent of total revenue and increased 5 percent year-over-year (increased 7 percent after adjusting for currency). The Storage and Server Management segment represented 38 percent of total revenue and declined 1 percent year-over-year (increased 1 percent after adjusting for currency). Services represented 6 percent of total revenue and declined 11 percent year-over-year (declined 9 percent after adjusting for currency).
International revenue represented 50 percent of total revenue in the second quarter of fiscal year 2011 and declined 1 percent year-over-year (increased 3 percent after adjusting for currency). The Europe, Middle East and Africa region represented 28 percent of total revenue for the quarter and declined 9 percent year-over-year (flat after adjusting for currency). The Asia Pacific/Japan revenue for the quarter represented 17 percent of total revenue and increased 11 percent year-over-year (increased 5 percent after adjusting for currency). The Americas, including the United States, Latin America and Canada, represented 55 percent of total revenue and increased 3 percent year-over-year on an actual and currency-adjusted basis.
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Symantec Reports Second Quarter Fiscal 2011 Results

Acquisition Highlights
Symantec completed the acquisition of VeriSign’s security business in early August. The VeriSign security acquisition performed better than expected, generating revenue of $18 million. The June quarter PGP and Guardian Edge acquisitions continue to perform well, generating revenue of $15 million. The combined earnings per share dilution of these acquisitions was 3 cents, which was one penny less dilutive than our expectations of $0.04. Sales and technology integration is progressing well, with the sales teams working on cross-selling opportunities, and acquired technologies being leveraged across the Symantec product portfolio.
Third Quarter Fiscal Year 2011 Guidance
Guidance assumes an exchange rate of $1.35 per Euro for the December 2010 quarter versus the actual weighted average rate of $1.48 per Euro for the December 2009 quarter, approximately a 10 percent currency headwind. The end of period rate for the December 2009 quarter was $1.43, approximately a 6 percent headwind versus the $1.35 per Euro assumption for the December 2010 quarter.
For the third quarter of fiscal year 2011, ending Dec. 31, 2010, revenue is estimated between $1.57 billion and $1.59 billion, up 2 to 3 percent year-over-year and up 3 to 4 percent after adjusting for currency.
GAAP diluted earnings per share are estimated between $0.23 and $0.24. Non-GAAP diluted earnings per share are estimated between $0.32 and $0.33.
Deferred revenue is expected to be in the range of $3.19 billion and $3.22 billion, up 5 to 6 percent year-over-year on an actual and currency-adjusted basis.
Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results from the fiscal second quarter 2011, ended Oct. 1, 2010, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
About Symantec
Symantec is a global leader in providing security, storage and systems management solutions to help consumers and organizations secure and manage their information-driven world. Our software and services protect against more risks at more points, more completely and efficiently, enabling confidence wherever information is used or stored. More information is available at www.symantec.com.
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Symantec Reports Second Quarter Fiscal 2011 Results

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, earnings per share and deferred revenue, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended April 2, 2010.
USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R), impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our Web site at www.symantec.com/invest.
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SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions)

	October 1,	April 2,
	2010	2010(1)
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$2,256	$3,029
Short-term investments	8	15
Trade accounts receivable, net	682	856
Inventories	23	25
Deferred income taxes	196	176
Other current assets	278	250

Total current assets	3,443	4,351

Property and equipment, net	1,009	949
Intangible assets, net	1,724	1,179
Goodwill	5,485	4,605
Investment in joint venture	47	58
Other long-term assets	111	90

Total assets	$11,819	$11,232

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$257	$214
Accrued compensation and benefits	304	349
Deferred revenue	2,725	2,835
Current portion of long-term debt	578	—
Income taxes payable	62	35
Other current liabilities	308	338

Total current liabilities	4,234	3,771

Long-term debt	1,962	1,871
Long-term deferred revenue	379	371
Long-term deferred tax liabilities	236	195
Long-term income taxes payable	359	426
Other long-term obligations	60	50

Total liabilities	7,230	6,684

Total Symantec Corporation stockholders’ equity	4,505	4,548

Noncontrolling interest in subsidiary	84	—

Total stockholders’ equity	4,589	4,548

Total liabilities and stockholders’ equity	$11,819	$11,232

(1)	Derived from audited financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data)

			Year-Over-Year
	Three Months Ended		Growth Rate
	October 1,	October 2,		Constant
	2010	2009(1)	Actual	Currency(2)

Net revenue:
Content, subscription, and maintenance	$1,270	$1,254
License	210	220

Total net revenue	1,480	1,474	0%	2%

Cost of revenue:
Content, subscription, and maintenance	217	207
License	6	5
Amortization of acquired product rights	23	47

Total cost of revenue	246	259	-5%	-4%

Gross profit	1,234	1,215	2%	4%

Operating expenses:
Sales and marketing	612	576
Research and development	208	210
General and administrative	100	84
Amortization of other purchased intangible assets	67	63
Restructuring and transformation	28	25
Loss and impairment of assets held for sale	1	—

Total operating expenses	1,016	958	6%	7%

Operating income	218	257	-15%	-8%

Interest income	2	1
Interest expense	(36)	(31)
Other income, net	14	2
Loss on early extinguishment of debt	(16)	—

Income before income taxes and loss from joint venture	182	229	-21%	N/A

Provision for income taxes	44	68
Loss from joint venture	4	6

Net income	134	155	-14%	N/A
Loss attributable to noncontrolling interest	(2)	—

Net income attributable to Symantec Corporation stockholders	$136	$155	-12%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.17	$0.19
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.17	$0.19
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	782	812
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	786	819

(1)	As adjusted for the adoption of new authoritative guidance on revenue recognition during the fourth quarter of fiscal 2010.

(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data)

			Year-Over-Year
	Six Months Ended		Growth Rate
	October 1,	October 2,		Constant
	2010	2009(1)	Actual	Currency(2)

Net revenue:
Content, subscription, and maintenance	$2,518	$2,463
License	395	443

Total net revenue	2,913	2,906	0%	2%

Cost of revenue:
Content, subscription, and maintenance	434	416
License	9	10
Amortization of acquired product rights	68	145

Total cost of revenue	511	571	-11%	-10%

Gross profit	2,402	2,335	3%	5%

Operating expenses:
Sales and marketing	1,185	1,135
Research and development	416	431
General and administrative	192	173
Amortization of other purchased intangible assets	128	125
Restructuring and transformation	68	59
Loss and impairment of assets held for sale	1	3

Total operating expenses	1,990	1,926	3%	4%

Operating income	412	409	1%	10%

Interest income	4	3
Interest expense	(69)	(63)
Other income, net	15	8
Loss on early extinguishment of debt	(16)	—

Income before income taxes and loss from joint venture	346	357	-3%	N/A

Provision for income taxes	40	110
Loss from joint venture	11	18

Net income	295	229	29%	N/A
Loss attributable to noncontrolling interest	(2)	—

Net income attributable to Symantec Corporation stockholders	$297	$229	30%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.38	$0.28
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.37	$0.28
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	789	814
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	795	823

(1)	As adjusted for the adoption of new authoritative guidance on revenue recognition during the fourth quarter of fiscal 2010.

(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	October 1,	October 2,
	2010	2009(1)

OPERATING ACTIVITIES:
Net income	$295	$229

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	323	395
Amortization of discount on debt	54	51
Stock-based compensation expense	71	85
Loss on early extinguishment of debt	16	—
Impairment of assets held for sale	1	3
Deferred income taxes	29	4
Income tax benefit from the exercise of stock options	(5)	2
Excess income tax benefit from the exercise of stock options	(1)	(6)
Loss from joint venture	11	18
Other	(10)	—
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	233	171
Inventories	3	5
Accounts payable	27	(7)
Accrued compensation and benefits	(65)	(79)
Deferred revenue	(238)	(259)
Income taxes payable	(79)	(15)
Other assets	12	(8)
Other liabilities	(32)	8

Net cash provided by operating activities	645	597

INVESTING ACTIVITIES:
Purchase of property and equipment	(116)	(108)
Proceeds from sale of property and equipment	—	3
Cash (payments for) returned from acquisitions, net of cash acquired	(1,528)	3
Purchase of equity investments	(6)	(16)
Purchases of available-for-sale securities	—	(2)
Proceeds from sales of available-for-sale securities	3	189

Net cash (used in) provided by investing activities	(1,647)	69

FINANCING ACTIVITIES:

Net proceeds from sales of common stock under employee stock benefit plans	46	54
Excess income tax benefit from the exercise of stock options	1	6
Tax payments related to restricted stock issuance	(18)	(18)
Proceeds from debt issuance, net of discount	1,097	—
Repurchase of long-term debt	(510)	—
Proceeds from sale of bond hedge	13	—
Debt issuance costs	(10)	—
Repurchase of common stock	(425)	(243)
Repayment of other long-term liabilities	(2)	(4)

Net cash provided by (used in) financing activities	192	(205)

Effect of exchange rate fluctuations on cash and cash equivalents	37	60

Change in cash and cash equivalents	(773)	521
Beginning cash and cash equivalents	3,029	1,793

Ending cash and cash equivalents	$2,256	$2,314

(1)	As adjusted for the adoption of new authoritative guidance on revenue recognition during the fourth quarter of fiscal 2010.

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data)

							Year-Over-Year
	Three Months Ended						Non-GAAP(2) Growth Rate
	October 1, 2010			October 2, 2009					Constant
	GAAP	Adj	Non-GAAP(2)	GAAP	Adj	Non-GAAP(2)	Actual		Currency(3)

Net revenue:	$1,480	NA	$1,480	$1,474	NA	$1,474		0%		2%

Gross profit:	$1,234	$27	$1,261	$1,215	$51	$1,266		0%		2%
Stock-based compensation		4			4
Amortization of acquired product rights		23			47

Gross margin %	83.4%		85.2%	82.4%		85.9%	-70	bps	-50	bps

Operating expenses:	$1,016	$(127)	$889	$958	$(119)	$839		6%		7%
Stock-based compensation		(32)			(32)
Amortization of other intangible assets		(67)			(62)
Restructuring and transformation		(28)			(25)
Loss and impairment of assets held for sale		(1)			—
Acquisition related expenses		(9)			—
Internally developed software costs		10			—

Operating expenses as a % of revenue	68.6%		60.1%	65.0%		56.9%	320	bps	250	bps

Operating income	$218	$154	$372	$257	$170	$427		-13%		-8%

Operating margin %	14.7%		25.1%	17.4%		29.0%	-390	bps	-300	bps

Net income:	$136	$130	$266	$155	$140	$295		-10%		N/A
Gross profit adjustment		27			51
Operating expense adjustment		127			119
Non-cash interest expense		27			26
Loss on early extinguishment of debt		16			—
Gain on sale of marketable securities		(13)			—
Joint venture: Amortization of other intangible assets		2			2
Income tax effect on above items		(56)			(58)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.17	$0.17	$0.34	$0.19	$0.17	$0.36		-6%		N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	786		786	819		819		-4%		N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.

(2)	Beginning in fiscal 2011, we discontinued reporting revenue on a non-GAAP basis. We continue to report non-GAAP gross margin, operating margin, net income and earnings per share, however, we now utilize GAAP revenue in calculating these non-GAAP financial metrics.

(3)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail (1, 2)
(In millions, unaudited)

	Three Months Ended
	October 1, 2010		October 2, 2009

GAAP Revenue
Content, subscription, and maintenance	$1,270		$1,254
License	210		220

Total revenue	$1,480		$1,474

GAAP Revenue Y/Y Growth Rate
Content, subscription, and maintenance	1%		6%
License	-5%		-35%

Total Y/Y Growth Rate	0%		-3%

GAAP Revenue Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	3%		7%
License	-2%		-34%

Total Y/Y Growth Rate in Constant Currency	2%		-2%

GAAP Revenue by Segment
Consumer	$468		$463
Security and Compliance	363		345
Storage and Server Management	557		563
Services	92		103

GAAP Revenue by Segment: Y/Y Growth Rate
Consumer	3	% (3)	6%
Security and Compliance	5%		-3%
Storage and Server Management	-1%		-9%
Services	-11%		-1%

GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency
Consumer	5	% (3)	7%
Security and Compliance	7%		-2%
Storage and Server Management	1%		-8%
Services	-9%		0%

GAAP Revenue by Geography
International	$741		$747
US	739		727
Americas (US, Latin America, Canada)	815		791
EMEA	414		457
Asia Pacific & Japan	251		226

GAAP Revenue by Geography: Y/Y Growth Rate
International	-1%		-2%
US	2%		-4%
Americas (US, Latin America, Canada)	3%		-4%
EMEA	-9%		-5%
Asia Pacific & Japan	11%		5%

GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	3%		0%
US	2%		-3%
Americas (US, Latin America, Canada)	3%		-4%
EMEA	0%		-1%
Asia Pacific & Japan	5%		2%

GAAP Deferred Revenue	$3,104		$2,905

GAAP Deferred Revenue Y/Y Growth Rate	7%		7%

GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	7%		4%

(1)	We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

(2)	Beginning in fiscal 2011, we discontinued reporting revenue and deferred revenue on a non-GAAP basis. We continue to report non-GAAP gross margin, operating margin, net income and earnings per share, however, we now utilize GAAP revenue in calculating these non-GAAP financial metrics.

(3)	For Q2 fiscal 2011, the Consumer segment actual and constant currency year-over-year growth rates have been modified to exclude a one-time adjustment. This adjustment reduced the Company’s Consumer segment revenue by $10 million for the three months ended October 1, 2010 as a result of certain consumers not receiving their subscription entitlements on a timely basis. The Company determined that this adjustment was not material to previously reported results.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1, 2)
(In millions, unaudited)

	Three Months Ended
	October 1, 2010	October 2, 2009

GAAP Operating Margin by Segment
Consumer	45%	47%
Security and Compliance	16%	26%
Storage and Server Management	49%	49%
Services	9%	13%

(1)	Beginning in fiscal 2011, we discontinued reporting revenue and deferred revenue on a non-GAAP basis. We continue to report non-GAAP gross margin, operating margin, net income and earnings per share, however, we now utilize GAAP revenue in calculating these non-GAAP financial metrics.

(2)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes general and administrative expenses; amortization of acquired product rights, intangible assets, and other assets; goodwill impairment charges; charges such as stock-based compensation and restructuring; and certain indirect costs that are not charged to the other operating segments.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Earnings Per Share
(In billions, except per share data, unaudited)
We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.

Three Months Ending December 31, 2010
Year-Over-Year Growth Rate
Revenue guidance	Range	Actual	Constant Currency(1)

GAAP revenue range	$1.57 - $1.59	2% - 3%	3% - 4%

	Three Months Ending December 31, 2010
		Year-Over-Year Growth Rate
Earnings per share guidance and reconciliation	Range	Actual	Constant Currency(1)

GAAP diluted earnings per share range	$0.23 - $0.24	(38)% - (35)%	N/A
Add back:
Stock-based compensation, net of tax	0.02
Amortization of acquired product rights and other intangible assets and non-cash interest expense, net of tax	0.07

Non-GAAP diluted earnings per share range	$0.32 - $0.33	(20)% - (18)%	N/A

Three Months Ending December 31, 2010
Year-Over-Year Growth Rate
Deferred revenue guidance	Range	Actual	Constant Currency(1)

GAAP deferred revenue range	$3.19 - $3.22	5% - 6%	5% - 6%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A
The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring charges, charges related to the amortization of intangible assets and acquired product rights, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.
Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.

	Three months ended
	October 1,	October 2,
	2010	2009

Cost of revenue	$4	$4
Sales and marketing	14	14
Research and development	12	12
General and administrative	6	6

Total stock-based compensation	$36	$36

Amortization of acquired product rights and other intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
Restructuring and transformation: We have engaged in various restructuring activities over the past several years that have resulted in costs associated with severance, benefits, outplacement services and excess facilities. Each restructuring has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.
Loss and impairment of assets held for sale: We have committed to sell certain buildings and land. We have classified these assets as held for sale and adjusted the assets’ carrying value when above the fair market value less cost to sell. We do not believe that these charges are indicative of future operating results and believe that investors benefit from an understanding of our operating results without giving effect to them.
Acquisition related expenses: New authoritative guidance on business combinations requires us to record in the statement of operations, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition related expenses generally diminish over time with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.
Internally developed software costs: During the three months ended October 1, 2010, the Company reduced research and development expense by approximately $10 million related to increased capitalization of certain costs for internally developed software. This approach aligns the capitalization policies of the business we acquired from VeriSign with the equivalent policies previously utilized by our Hosted Services operation. The Company determined that this change was not material to previously reported results. The Company’s management excluded this immaterial item when evaluating its ongoing operating performance, and therefore excluded this benefit when presenting non-GAAP financial measures.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A (continued)
Non-cash interest expense: Effective April 4, 2009, we adopted new authoritative guidance on convertible debt instruments, which changes the method of accounting for our convertible notes. Under this new authoritative guidance, our EPS and net income calculated in accordance with GAAP will be reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Loss on early extinguishment of debt: In September 2010, we purchased $500 million of aggregate principal amount of our 0.75% Convertible Senior Notes due June 15, 2011, from several holders in privately negotiated transactions for approximately $497 million net, in cash. The transaction resulted in a loss from extinguishment of debt of approximately $16 million, which represented the difference between the book value of the notes, net of the remaining unamortized discount prior to repurchase and the fair value of the liability component of the notes upon repurchase. We do not believe that this charge is indicative of future operating results and believe that investors benefit from an understanding of our operating results without giving effect to this transaction.
Gain on sale of marketable securities: This constitutes the gain from the sale of the Company’s available-for-sale securities. The Company’s management excludes this gain when evaluating its ongoing performance and therefore excludes this gain when presenting non-GAAP financial measures.
Joint venture: As noted above, we exclude amortization of other intangible assets related to the joint venture from our non-GAAP net income.